UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
February 22, 2007

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-16531 (COMMISSION FILE NUMBER)	06-159-7083 (I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue New York, New York 10171 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The Company today disclosed the following information:

The Company made available on its website at www.generalmaritimecorp.com estimates for its expected results in 2007 with respect to the following items:

                                    2007 Estimate

General and Administrative Expenses (1)            $   41,500,000
Restricted Stock Compensation Expense (1)            10,300,000
Daily Vessel Operating Expenses (2)
- Aframax                                     6,500
- Suezmax                                     6,600
Depreciation and Amortization (3)                     50,000,000
Drydock Costs (4)                             15,000,000

(1) Estimated General and Administrative Expenses are based on a budget and may vary, including as a result of actual incentive compensation. Estimated Restricted Stock Compensation Expense is based on grants made through December 2006.

(2) Estimated Daily Vessel Operating Expenses are based on management’s estimates and budgets submitted by the Company’s technical management.

(3) Estimated Depreciation and Amortization are based on the acquisition value of the current fleet and depreciation of estimated drydocking costs.

(4) Estimated Drydocking Costs represent budgeted drydocking expenditures based on management estimates. Four vessels are currently scheduled for drydocking in 2007: 3 Aframax vessels and 1 Suezmax vessel. The Company estimates that there will be a total of 150 offhire days for 2007.

The Company also disclosed on its website the following estimated breakeven summary for its expected results in 2007:

	Free Cash Flow After Dividend	Free Cash Flow	Net Income

Direct Vessel Operating Expenses	$46,195,000	$46,195,000	$46,195,000
Cash General and Administrative Expenses (1)	31,200,000	31,200,000	31,200,000
Restricted Stock Amortization	-	-	10,300,000
Net Interest Expense	25,000,000	25,000,000	25,000,000
Drydocking Costs Incurred	15,000,000	15,000,000	-
Depreciation and Amortization	-	-	47,062,784
Cash Dividends Paid	64,600,000	-	-
Total	$181,995,000	$117,395,000	$159,757,784

Contracted Time Charter Revenues	(130,154,000)	(130,154,000)	(130,154,000)

Full Fleet Operating Days	6947	6947	6947
Spot Fleet Operating Days	3557	3557	3557

Full Fleet Daily Break-Even	$26,198	$16,899	$22,997
Spot Fleet Daily Break-Even	14,574	-	8,323

(1) Total General and Administrative Expenses less restricted stock amortization.

The Company also disclosed on its website that it has booked charter rates of greater than $37,400 per day for 72% of the total number of days that its Aframax vessels are expected to be available for hire in the Company’s first quarter ended March 31, 2007. The Company has also booked charter rates of greater than $36,000 per day for 81% of the total number of days that its Suezmax vessels are expected to be available for hire in the Company’s first quarter ended March 31, 2007.

These amounts are estimates and will vary based on actual results.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management's current expectations and observations. Included among the factors that, in the Company’s view, could cause actual results to differ materially from the forward looking statements contained in this report are: changes in demand; a material decline or prolonged weakness in rates in the tanker market; changes in production of or demand for oil and petroleum products, generally or in particular regions; failure of charter agreement counterparties to perform their obligations thereunder; greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; actions taken by regulatory authorities; changes in trading patterns significantly impacting overall tanker tonnage requirements; changes in the typical seasonal variations in tanker charter rates; changes in the cost of other modes of oil transportation; changes in oil transportation technology; increases in costs including without limitation: crew wages, insurance, provisions, repairs and maintenance; changes in general domestic and international political conditions; changes in the condition of the Company's vessels or applicable maintenance or regulatory standards (which may affect, among other things, the Company's anticipated drydocking or maintenance and repair costs); changes in the itineraries of the Company’s vessels; delays in the construction or delivery of contracted newbuildings; limitations on share repurchases in the Company’s 2005 credit facility; and other factors listed from time to time in our public filings with the Securities and Exchange Commission including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2006 and its subsequent reports on Form 10-Q and Form 8-K. The Company’s ability to pay dividends in any period will depend upon factors including applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of the Company’s financial performance. The timing and amount of dividends, if any, could also be affected by factors affecting cash flow, results of operations, required capital expenditures, or reserves. As a result, the amount of dividends actually paid may vary from the amounts currently estimated.

The information set forth under “Item 7.01 Regulation FD Disclosure” shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            GENERAL MARITIME CORPORATION
            (Registrant)

            By: /s/ John C. Georgiopoulos
            Name: John C. Georgiopoulos
            Title:   Chief Administrative Officer

Date: February 22, 2007